Press Release

Excelerate Energy and Venture Global Announce Sales and Purchase Agreement

THE WOODLANDS, TX, February 28, 2023 – Excelerate Energy, Inc. (the “Company” or “Excelerate”) (NYSE: EE) and Venture Global LNG announced today the execution of a 20-year LNG Sales and Purchase Agreement (SPA). Under the SPA, Excelerate will purchase 0.7 million tonnes per annum (MTPA) of liquefied natural gas (LNG) on a free on board (FOB) basis from the Plaquemines LNG facility in Plaquemines Parish, Louisiana.

“We are proud to enter this new strategic partnership with Venture Global, which supports our efforts to enhance energy security and accelerate the energy transition by delivering natural gas to our customers worldwide,” said Steven Kobos, President and Chief Executive Officer of Excelerate. “This agreement is an important milestone for Excelerate as we continue to execute our growth strategy. Building a diversified LNG supply portfolio with strong partners like Venture Global will allow us to offer more flexible and cost-effective products to existing and new customers in downstream markets.”

“Venture Global is thrilled to launch this new collaboration with Excelerate, a leader in the FSRU industry, as their inaugural long-term LNG supplier,” said Mike Sabel, Chief Executive Officer of Venture Global. “Their foresight and transformational work to bring much needed energy infrastructure to markets around the globe has enabled countries from Europe, the global south, and the developing world to fuel switch from coal to natural gas while lifting millions out of energy poverty. We look forward to many years ahead of working together as strategic partners to fuel these diverse markets worldwide.”

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG value chain with the objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of flexible regasification services from FSRUs to infrastructure development to LNG supply. Excelerate has offices in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Helsinki, Ho Chi Minh City, Manila, Rio de Janeiro, Singapore, and Washington, DC. For more information, please visit https://www.excelerateenergy.com.

ABOUT VENTURE GLOBAL LNG

Venture Global is a long-term, low-cost provider of U.S. LNG sourced from resource rich North American natural gas basins. Venture Global's first facility, Calcasieu Pass, commenced producing LNG in January 2022. The company is also constructing or developing an additional 60 MTPA of production capacity in Louisiana to provide clean, affordable energy to the world. The company is developing Carbon Capture and Sequestration (CCS) projects at each of its LNG facilities. For more information, visit https://www.venturegloballng.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding Excelerate’s business strategy and plans, including the diversification of its LNG supply portfolio, and objectives of management for future operations are forward-looking statements. All forward-looking statements are based on assumptions or judgments about future events and economic conditions that may or may not be correct or necessarily take place and that are by their nature subject to significant risks, uncertainties and contingencies, including the risk factors that Excelerate identifies in its Securities and Exchange Commission filings, many of which are outside the control of Excelerate. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Excelerate undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Shaylyn Hynes

Venture Global LNG

shynes@vglng.com